EXHIBIT 10.7A
RENEWAL OF BUSINESS CONSULTANT AGREEMENT
     This Renewal Agreement, entered into this 6th day of February 2006, with an effective date of January 1, 2006, is by and between White Mountain Titanium Corporation, a Nevada corporation (the “Company”), and Crosby Enterprises, Inc., a Washington corporation (“CE”).
Recitals:
     WHEREAS, on or about August 1 ,2005, the parties hereto entered into a Business Consultant Agreement dated August 1, 2005 (the “Business Consultant Agreement”), whereby CE agreed to perform certain consulting services for the Company; and
     WHEREAS, the initial term of the Business Consultant Agreement expired on December 31, 2005, and the parties desire to extend the term of the agreement with certain modifications as set forth herein.
     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth herein, the parties hereto agree as follows:
     1. Pursuant to Paragraph 2 of the Business Consultant Agreement, the Company hereby exercises its option to renew the agreement for an additional five months from the effective date hereof, provided that if during such renewal term the common stock of the Company shall be approved for listing on the TSX Venture Exchange or the Toronto Stock Exchange, the Company shall have the option to terminate the agreement effective with the date of listing on the exchange.
     2. Paragraph 3 of the Business Consultant Agreement is amended to reduce the monthly compensation payable to CE to $6,500 per month. No additional shares of common stock of the Company or other consideration shall otherwise be paid to CE in connection with this renewal.
     3. Except as amended hereby, the Business Consultant Agreement shall continue to be, and shall remain, in full force and effect during the extended term thereof. The amendments thereto set forth herein shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Business Consultant Agreement or (ii) to prejudice any right or rights which the parties may now have or may have in the future under or in connection with the Business Consultant Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     IN WITNESS WHEREOF, each of the parties has executed this document the respective day and year set forth below.

White Mountain Titanium Corporation
Date: February 7, 2006	By	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, President

Crosby Enterprises, Inc.
Date: February 7, 2006	By	/s/ Howard M. Crosby
Howard M. Crosby, President

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